Exhibit 10(c) 1

FIRST AMENDED AND RESTATED LOAN AGREEMENT

[GOLDEN CORRAL]

THIS FIRST AMENDED AND RESTATED LOAN AGREEMENT [GOLDEN CORRAL] (this “Agreement”) is made and entered into as of the 15th day of October, 2004 by and between (i) FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower” ), and (ii) U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (the “Bank”), and amends and restates the Loan Agreement made and entered into as of October 9, 1998 by and between the Borrower and the Bank, as amended (the “Prior Loan Agreement”).

1. Representations and Warranties. To induce the Bank to enter into this Agreement and to agree to make and/or to continue the Loans described in Section 4 hereof, the Borrower makes the following representations and warranties:

(a) Existence. The Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio, and each Subsidiary (as hereinafter defined) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Borrower and each Subsidiary is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which the failure to be so qualified by the Borrower or the Subsidiary would have a material adverse effect on its business, prospects or financial condition. “Subsidiary” for purposes hereof means any corporation or other entity the majority of the voting stock of which is owned, directly or indirectly, beneficially or of record, by the Borrower or any Subsidiary, or which is otherwise controlled, directly or indirectly, by the Borrower or any Subsidiary.

(b) Authority. The Borrower and each Subsidiary has full power and authority to own its properties and to conduct its business as such business is now being conducted, and the Borrower has full power and authority to execute, deliver and perform under this Agreement, the Notes (as hereinafter described) and all other documents and instruments executed in connection with or otherwise relating to this Agreement or the Loans (as hereinafter defined) (collectively, the “Loan Documents”).

(c) Borrowing Authorization. The execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents: (i) have been duly authorized by all requisite corporate action; (ii) do not and will not violate (A) any provision of any law, statute, rule or regulation, (B) any order, judgment or decree of any court, arbitrator or other agency of government, (C) the Articles of Incorporation or Code of Regulations or other organizational or governing documents of the Borrower, or (D) any provision of any agreement (including, without limitation, any agreement with stockholders) to which the Borrower or any Subsidiary is a party or subject, or by which it or any of its properties or assets are bound; (iii) do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower or any Subsidiary; and (iv) do not and will not require any consent, approval or other action by or any notice to or filing with any court or administrative or governmental body. This Agreement and the other Loan Documents have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

Exhibit 10(c) 1

(d) Financial Information and Reports. Exhibit A to this Agreement is a complete list of the financial statements and projected financial statements furnished by the Borrower to the Bank in connection with the borrowings to be made hereunder. Each such historical financial statement fairly presents in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries and the results of their operations as of the date (or with respect to the period) noted in such financial statements. Other than any liability incident to any actions described in Exhibit B to this Agreement, neither the Borrower nor any Subsidiary has any material contingent liabilities required to be disclosed under generally accepted accounting principles which are not provided for or disclosed in such financial statements. Each such statement (including any related schedule and/or notes) is true, correct and complete in all material respects (subject, as to interim statements, to changes resulting from audits and year-end adjustments) and has been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. No such statement omits to state a material fact necessary to make such statement not misleading in light of the circumstances under which it was made. There has been no material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or any Subsidiary since the date of such financial statements.

(e) Indebtedness. Neither the Borrower nor any Subsidiary has any Indebtedness (as hereinafter defined) other than Permitted Indebtedness (as hereinafter defined), or has guaranteed the obligations of any other person (except by endorsement of negotiable instruments payable on sight for deposit or collection or similar banking transactions in the usual course of business), and to the best of the Borrower’s knowledge after diligent investigation, there exists no default under the provisions of any instrument evidencing any Indebtedness of the Borrower or any Subsidiary or of any agreement relating thereto. “Indebtedness” as used herein means all indebtedness for borrowed money which in accordance with generally accepted accounting principles would be considered as a liability, all rental obligations under leases required to be capitalized under generally accepted accounting principles, all guarantees and other contingent obligations in respect of, or obligations to purchase or otherwise acquire, Indebtedness of others, and Indebtedness of others secured by any lien on property owned by the Borrower or any Subsidiary, whether or not the Borrower or such Subsidiary has assumed such Indebtedness.

(f) Actions. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary before any court, arbitrator or administrative or governmental agency except for those described in Exhibit B to this Agreement, none of which might result in any material adverse change in the business, operations or condition (financial or otherwise) of the Borrower or any Subsidiary, nor, to the best of the Borrower’s knowledge after diligent investigation, is there any basis for any such action which might result in such a material adverse change.

(g) Title to Property. The Borrower and each Subsidiary has good and marketable title to its real properties (other than properties which it leases as lessee) and good title to all of its other properties and assets, including the properties and assets reflected in the most recent balance sheet described in Exhibit A hereto (other than properties and assets disposed of in the ordinary course of business since the date thereof), free and clear of all liens, mortgages, pledges,

Exhibit 10(c) 1

security interests, encumbrances or charges of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof (each, a “Lien”), other than the following (each, a “Permitted Lien”): (i) Liens described on Exhibit C hereto, (ii) leases required under generally accepted accounting principles to be capitalized on the Borrower’s or such Subsidiary’s books (“Capitalized Leases”) so long as there is no violation of any of the Financial Covenants set forth on Exhibit D hereto, and (iii) Liens in favor of the Bank. The Borrower and each Subsidiary is in undisturbed possession under all leases necessary in any material respect for the operation of its business, and no such leases contain any unusual or burdensome provisions which might materially affect or impair the Borrower’s or the Subsidiary’s operations thereunder. All such leases are valid and in full force and effect.

(h) Employee Benefit Plans. To the best of the Borrower’s knowledge after diligent investigation, no “reportable event” or “prohibited transaction,” as defined by the Employee Retirement Income Security Act of 1974 (“ERISA”) has occurred or is continuing, as to any plan of the Borrower or any of its affiliates which poses a threat of taxes or penalties against or termination of such plans (or trusts related thereto). Neither the Borrower nor any of its affiliates has violated in any material respect the requirements of any “qualified pension benefit plan,” as defined by ERISA and the Internal Revenue Code of 1986, or done anything to create any material liability under the Multi-Employee Pension Plan Amendment Act. Neither the Borrower nor any of its affiliates has incurred any material liability to the Pension Benefit Guarantee Corporation (the “PBGC”) in connection with such plans, including, but not limited to, any “funding deficiency” (as defined by ERISA).

(i) Compliance. The Borrower and each Subsidiary is in compliance in all material respects with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, any such laws, statutes, ordinances, rules, regulations and orders related to ecology, human health and the environment) applicable to it.

(j) Adverse Contracts and Conditions. Neither the Borrower nor any Subsidiary is a party to any contract or agreement, or subject to any charge, restriction, judgment, decree or order, materially and adversely affecting its business, property, assets, operations or condition, financial or otherwise, nor a party to any labor dispute. There are no restrictions applicable to any Subsidiary which might limit its ability to pay dividends or make loans to the Borrower.

(k) Taxes. The Borrower and each Subsidiary has filed all federal, state and local tax returns and other reports which it is required by law to file, has paid all taxes, assessments and other similar charges that are due and payable, other than taxes, if any, being contested by the Borrower or a Subsidiary in good faith and as to which adequate reserves have been established in accordance with generally accepted accounting principles, and has withheld all employee and similar taxes which it is required by law to withhold. Federal income tax returns of the Borrower and each Subsidiary have been examined by the taxing authorities or closed by applicable statutes and satisfied for all fiscal years prior to and including the fiscal year ended May 30, 1998. Federal income tax returns of the Borrower and its Subsidiaries for the fiscal year ended May 30, 2001 may still be examined by the taxing authorities.

Exhibit 10(c) 1

2. Borrower’s Covenants. The Borrower agrees that, from the date of this Agreement and until the Loans are paid in full and all obligations under this Agreement are fully performed, and the commitment of the Bank to make Loans hereunder has terminated:

(a) Purpose of Loans. The Loans shall be used only for the purpose of financing the construction and opening of Golden Corral Restaurants (collectively, the “Restaurants”). The Loans are not and shall not be secured, directly or indirectly, by any stock or for any purpose which would violate either Regulation U, 12 C.F.R. Part 221, or Regulation X, 12 C.F.R. Part 224, promulgated by the Board of Governors of the Federal Reserve System.

(b) Financial Covenants. The Borrower shall comply with each of the financial covenants set forth in Exhibit D to this Agreement (collectively, the “Financial Covenants”).

(c) Financial Statements; Periodic Reports. The Borrower shall furnish to the Bank: (i) as soon as practicable and in any event within ninety (90) days after the last day of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year, and consisting of a consolidated balance sheet as at the end of such fiscal year and consolidated statements of earnings, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative consolidated form corresponding consolidated figures from the preceding annual audit, certified by a nationally-recognized firm of independent certified public accountants, whose certificate shall be in scope and substance reasonably satisfactory to the Bank and shall include, without limitation, a certification that in auditing the Borrower, such accountant has obtained no knowledge of an Event of Default (as hereinafter defined) hereunder, or if any Event of Default exists, specifying the nature and period of existence thereof, and accompanied by such accountant’s management letter with respect thereto; (ii) as soon as practicable and in any event within forty-five (45) days after the last day of each of the Borrower’s first three fiscal quarters, a copy of the Borrower’s unaudited financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal quarter, and consisting of a consolidated balance sheet as at the end of such fiscal quarter and consolidated statements of earnings, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for the period from the beginning of the then-current fiscal year through the end of such fiscal quarter, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, and certified by an authorized financial officer of the Borrower, subject to changes resulting from year-end adjustments; (iii) promptly upon transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Borrower shall send to its stockholders and copies of all registration statements (without exhibits) and all regulatory and periodic reports which the Borrower files with the Securities and Exchange Commission (the “SEC”) or any governmental body or agency succeeding to the functions of the SEC; and (iv) with reasonable promptness, such other financial data in such form as the Bank may reasonably request, provided that the Bank shall keep such data confidential to the extent required by applicable securities laws.

Together with each delivery of financial statements required under clauses (i) and (ii) above, the Borrower shall deliver a certificate of its Chief Financial Officer (A) setting forth a comparison between actual calculated results and covenanted results for each of the Financial Covenants set forth on Exhibit D hereto and (B) stating that, to the best of such Chief Financial

Exhibit 10(c) 1

Officer’s knowledge after diligent investigation, no Event of Default hereunder then exists, or if such an Event of Default hereunder does then exist, specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Borrower further agrees that promptly upon the President or Chief Financial Officer of the Borrower obtaining knowledge of an event that constitutes an Event of Default hereunder, the Borrower shall deliver to the Bank a certificate specifying the nature thereof, the period of existence thereof, and the action the Borrower proposes to take with respect thereto. The Bank is authorized to deliver a copy of any financial statement or other communication or document delivered to it pursuant to this Section 2(c) to any regulatory body having jurisdiction over it if such delivery is required by such regulatory body. The Borrower and each Subsidiary shall permit the Bank and its agents and representatives, at the expense of the Bank, to inspect its real and personal property, including without limitation any and all of the Restaurants, and to verify accounts and inspect and make copies of or extracts from its books, records and files, and to discuss its affairs, finances and accounts with its principal officers, all at such reasonable times and as often as the Bank may reasonably request.

In addition to the foregoing, the Borrower shall furnish to the Bank, as soon as practicable and in any event within forty-five (45) days after the last day of each of the Borrower’s four (4) fiscal quarters, key operating statistics (in form and detail reasonably satisfactory to the Bank and including, without limitation, key sales, earnings, and EBITA information) for each of the Borrower’s Golden Corral Restaurants.

(d) Insurance. The Borrower shall, and shall cause each Subsidiary to, maintain with responsible carriers All Risk coverage for the full replacement value of all of its real and personal property, except that the Borrower and each Subsidiary may self-insure risks to its real and personal property in an amount not to exceed Five Hundred Thousand Dollars ($500,000), and maintain with responsible carriers general public liability insurance coverage including Excess liability coverage in an amount not less than Twenty-Five Million Dollars ($25,000,000), except that the Borrower and each Subsidiary may self-insure general public liability risks in an amount not to exceed Five Hundred Thousand Dollars ($500,000) per occurrence during the term of this Agreement. The Borrower shall deliver to the Bank, together with delivery of the financial statements required under Section 2(c)(i) above, a certificate specifying the details of all such insurance in effect.

(e) Taxes. The Borrower shall, and shall cause each Subsidiary to, file all federal, state and local tax returns and other reports it is required by law to file, and shall pay when due all taxes, assessments and other liabilities, except that the Borrower and any Subsidiary shall not be obligated to pay any taxes or assessments which it is contesting in good faith, provided that adequate reserves therefor are established in accordance with generally accepted accounting principles, that such contests will not materially adversely affect the Borrower’s or any Subsidiary’s operations or financial condition, and that such taxes and assessments are promptly paid when the dispute is finally determined.

(f) Existence and Status. The Borrower shall, and shall cause each Subsidiary to, maintain its existence in good standing under the laws of each jurisdiction described in Section 1(a) of this Agreement, provided that the Borrower or any Subsidiary may change its jurisdiction of incorporation if it shall remain in good standing under the laws thereof.

Exhibit 10(c) 1

(g) Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain to the extent consistent with good business practices all of its real and personal property in good condition and repair, not commit or permit any waste thereof, and not, except in the ordinary course of business, remove or permit the removal of any improvement, accession or fixture therefrom that may in any way materially impair the value of said property.

(h) Compliance with Law. The Borrower shall, and shall cause each Subsidiary to, comply at all times with all laws, statutes, ordinances, rules, regulations and orders of any governmental entity (including, but not by way of limitation, such laws, statutes, ordinances, rules, regulations and orders relating to ecology, human health and the environment) having jurisdiction over it or any part of its assets, where such failure to comply would have a material adverse effect on the Borrower’s or any Subsidiary’s operations or financial condition or the ability of the Borrower to perform its obligations hereunder. The Borrower and each Subsidiary shall obtain and maintain all permits, licenses, approvals and other similar documents required by any such laws, statutes, ordinances, rules, regulations or orders.

(i) Notice. The Borrower shall notify the Bank in writing, promptly upon the Borrower’s learning thereof, of: (i) any litigation, suit or administrative proceeding which may materially affect the operations, financial condition or business of the Borrower or any Subsidiary, whether or not the claim is considered by the Borrower to be covered by insurance, unless the applicable insurer has agreed to defend any such claim and cover the liability therefor; (ii) the occurrence of any material event described in Section 4043 of ERISA or any anticipated termination, partial termination or merger of a “Plan” (as defined in ERISA) or a transfer of the assets of a Plan; (iii) any labor dispute to which the Borrower or any Subsidiary may become a party; (iv) any default by the Borrower or any Subsidiary under any note, indenture, loan agreement, mortgage, lease or other similar agreement to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary or its assets are bound; and (v) any default by any obligor under any material note or other evidence of debt payable to the Borrower or any Subsidiary.

(j) Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, assume or permit to exist any Lien with respect to any of its assets, whether now owned or hereafter acquired, except Permitted Liens. Furthermore, the Borrower shall not, and shall not permit any Subsidiary to, enter into any agreement with any other person or entity pursuant to which the Borrower or any Subsidiary agrees not to create, assume or permit to exist any Lien with respect to any of its assets, whether now owned or hereafter acquired.

(k) Indebtedness. The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except the following (each, “Permitted Indebtedness”): (i) Indebtedness incurred under this Agreement and other Indebtedness to the Bank; (ii) outstanding Indebtedness reflected in the historical financial statements listed in Exhibit A attached hereto (but not any refinancing or refunding of such Indebtedness); (iii) Indebtedness described in Exhibit E attached hereto; and (iv) Indebtedness incurred in connection with Capitalized Leases so long as there is no violation of any of the Financial Covenants set forth on Exhibit D hereto.

(l) Loans; Investments. The Borrower shall not, and shall not permit any Subsidiary to, make or permit to remain outstanding any loan or advance to, or own or acquire any stock,

Exhibit 10(c) 1

obligations or securities of, or any other interest in, or make any capital contribution to, any person or entity, except that the Borrower or any Subsidiary may: (i) make or permit to remain outstanding loans or advances to any Subsidiary or the Borrower; (ii) own or acquire stock, obligations or securities of a Subsidiary or of a corporation which immediately after such acquisition will be a Subsidiary; (iii) own or acquire prime commercial paper and certificates of deposit in United States commercial banks having capital resources in excess of Fifty Million Dollars ($50,000,000), in each case due within one (1) year from the date of purchase and payable in United States Dollars, obligations of the United States Government or any agency thereof, and obligations guaranteed by the United States Government, and repurchase agreements with such banks for terms of less than (1) one year in respect of the foregoing certificates and obligations; (iv) make travel advances in the ordinary course of business to officers and employees or other advances in the ordinary course of business to officers and employees (excluding advances to employees for relocation purposes) not to exceed One Hundred Twenty-Five Thousand Dollars ($125,000) in the aggregate at any time outstanding for the Borrower and all Subsidiaries; (v) make advances to employees for relocation purposes not to exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate at any time outstanding for the Borrower and all Subsidiaries; (vi) own or acquire money-market preferred stock in an amount not to exceed Seven Hundred Fifty Thousand Dollars ($750,000); (vii) make or permit to remain outstanding loans or advances to, or own or acquire stock, obligations or securities of, any other person or entity, provided that the aggregate principal amount of such loans and advances (excluding loans which are fully secured by real estate consisting of former restaurant locations), plus the aggregate amount of the investment (at original cost) in such stock, obligations and securities, shall not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding for the Borrower and all Subsidiaries; and (viii) make investments in the Borrower’s non-qualified executive savings plan.

(m) Merger and Sale of Assets. Without the prior written consent of the Bank, the Borrower shall not, and shall not permit any Subsidiary to, merge or consolidate with any other corporation, or sell, lease or transfer or otherwise dispose of any of its assets, including, without limitation, the stock of any Subsidiary, or sell with recourse or discount or otherwise sell for less than the face value thereof any of its notes or accounts receivable, except that without the prior written consent of the Bank: (i) any Subsidiary may merge or consolidate with the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with any one or more other Subsidiaries; (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Borrower or another Subsidiary; (iii) the Borrower or any Subsidiary may otherwise sell, lease, transfer or otherwise dispose of any of its assets having a book value of less than One Hundred Thousand Dollars ($100,000) provided that the aggregate book value of all such assets so sold, leased, transferred or otherwise disposed of by the Borrower and its Subsidiaries during any fiscal year shall not exceed Five Hundred Thousand Dollars ($500,000); and (iv) the Borrower or any Subsidiary may sell, lease, transfer or otherwise dispose of property (as hereinafter defined) and equipment in connection with remodelings and equipment replacements in the ordinary course of business. For purposes of this Section 2(m), “property” shall mean those components of the real estate (such as walls, electrical and plumbing) which are removed during a remodeling.

(n) Restrictions on Transactions With Stockholders and Other Affiliates. Except as otherwise expressly permitted under this Agreement, the Borrower shall not, and shall not permit any Subsidiary to, enter into or be a party to any transaction reportable under Item 404(a) of

Exhibit 10(c) 1

Regulation S-K of the SEC, except in the ordinary course of business, pursuant to the reasonable requirements of its business, and upon fair and reasonable terms which are fully disclosed to the Bank and are no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary could obtain in a comparable arm’s length transaction with an unrelated third party.

(o) Books and Records. The Borrower shall, and shall cause each Subsidiary to, keep and maintain complete books of accounts, records and files with respect to its business in accordance with generally accepted accounting principles consistently applied in accordance with past practices and shall accurately and completely record all transactions therein.

(p) Business Activities. The Borrower shall, and shall cause each Subsidiary to, continue to engage in the types of business activities in which it is currently engaged or other activities involving food service and wholesaling food and related products, and shall not, and shall not permit any Subsidiary to, be engaged in any business activities other than the types in which it is currently engaged or other activities involving food service, lodging and wholesaling food and related products.

(q) Environmental Matters. The Borrower represents, warrants and covenants with the Bank that: (i) neither the Borrower nor any of its Subsidiaries nor, to the best of the Borrower’s knowledge, after due investigation, any other person or entity, has used or permitted any Hazardous Substances (as hereinafter defined) to be placed, held, stored or disposed of on any of the Designated Properties, in violation of any Environmental Laws (as hereinafter defined); (ii) none of the Designated Properties now contains any Hazardous Substance in violation of any Environmental Laws; (iii) there have been no complaints, citations, claims, notices, information requests, claims, notices, information requests, orders (including but not limited to clean-up orders) or directives on environmental grounds made or delivered to, pending or served on, or anticipated by the Borrower or any of its Subsidiaries, or of which the Borrower, after due investigation, including consideration of the previous uses of the Designated Properties and meeting the standard under 42 U.S.C. Section 9601(35)(B)(1986), is aware or should be aware (A) issued by a governmental department or agency having jurisdiction over any of the Designated Properties, or (B) issued or claimed by any persons, agencies or organizations or affecting any of the Designated Properties; and (iv) neither the Borrower nor any of its Subsidiaries, so long as any of the Indebtedness under this Agreement remains unpaid, shall allow any Hazardous Substances to be placed, held, stored or disposed on any of the Designated Properties or incorporated into any improvements on any of the Designated Properties in violation of any Environmental Laws. The term “Hazardous Substance” shall mean any solid, hazardous, toxic or dangerous waste, substance or material defined as such in or for the purpose of the Comprehensive Environmental Response, Compensation and Liability Act, any so-called “Superfund” or “Super-Lien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree relating to, or imposing liability or standards of conduct concerning, any Hazardous Substance (the “Environmental Laws”, as now or at any time hereafter in effect).

The Borrower agrees to indemnify and hold the Bank harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever, paid, incurred or suffered by, or asserted against the Bank for, with respect to, or as a direct or indirect result of, any of the following: (i) the presence on or under or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from any of the

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Designated Properties of any Hazardous Substance (including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any of the Environmental Laws); or (ii) any liens against any of the Designated Properties or any interest or estate in any of the Designated Properties, created, permitted or imposed by the Environmental Laws, or any actual or asserted liability of or obligations of the Borrower or any of its Subsidiaries under the Environmental Laws.

The Borrower shall immediately notify the Bank should the Borrower become aware of any Hazardous Substance on any of the Designated Properties in violation of any Environmental Laws or any claim that any of the Designated Properties may be contaminated by any Hazardous Substance in violation of any Environmental Laws. The Borrower shall, at its own cost and expense, be responsible for the cleanup of any Hazardous Substance caused, or knowingly permitted, by the Borrower or any of its Subsidiaries to be on any of the Designated Properties which is in violation of any Environmental Laws including any removal, containment and remedial actions in accordance with all applicable Environmental Laws. The Borrower’s obligations hereunder shall not be subject to any limitation of liability provided herein or in any of the other Loan Documents and the Borrower acknowledges that its obligations hereunder are not conditional and shall continue in effect so long as a valid claim may lawfully be asserted against the Bank or for so long as this Agreement, any of the other Loan Documents or any renewal, amendment, extension or modification thereto remains in effect, whichever extends for a greater period of time.

(r) Waiver. Any variance from the covenants of the Borrower pursuant to this Section 2 shall be permitted only with the prior written consent and/or waiver of the Bank. Any such variance by consent and/or waiver shall relate solely to the variance addressed in such consent and/or waiver, and shall not operate as the Bank’s consent and/or waiver to any other variance of the same covenant or other covenants, nor shall it preclude the exercise by the Bank of any power or right under this Agreement, other than with respect to such variance.

3. Closing Conditions. The obligation of the Bank to make the Loans, or any portion thereof, and the effectiveness of this Agreement are, at the Bank’s option, subject to the satisfaction of each of the following conditions precedent:

(a) Default. Before and after giving effect to the Loans, or any portion thereof, no Event of Default or any event which, with the passage of time or the giving of notice, might mature into an Event of Default, shall have occurred and be continuing.

(b) Warranties. Before and after giving effect to the Loans or any portion thereof, the representations and warranties in Section 1 hereof shall be true and correct as though made on the date of such Loans or portion thereof.

(c) Certification. The Borrower shall have delivered to the Bank a certificate of the President or Chief Financial Officer of the Borrower dated as of the date hereof: (i) as to the matters set forth in Sections 3(a) and 3(b) above; (ii) to the effect that the resolutions described in Section 3(d) below have not been amended or rescinded and remain in full force and effect; (iii) as to the incumbency of the individuals authorized to sign this Agreement, the Notes (as hereinafter defined) and the other Loan Documents (with specimen signatures attached); and (iv) to the effect that the Articles of Incorporation and Code of Regulations of the Borrower are in full force and effect in the form delivered to the Bank.

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(d) Resolutions. The Borrower shall have delivered to the Bank copies of the resolutions of the Borrower’s Board of Directors authorizing the borrowings hereunder and the execution and delivery of this Agreement, the Notes and other Loan Documents.

(e) Articles and Regulations. The Borrower shall have delivered to the Bank true and correct copies of its Articles of Incorporation and Code of Regulations.

(f) Construction Note. The Borrower shall have delivered the Construction Note (as hereinafter defined) to the Bank with all blanks appropriately completed and duly executed on behalf of the Borrower.

(g) Opinion. The Borrower shall have delivered to the Bank the opinion of outside counsel acceptable to the Bank, dated the date of this Agreement, to the effect that: (i) the Borrower is duly organized, validly existing and in good standing as a corporation under the laws of the State of Ohio; (ii) the Borrower has full power and authority to execute and deliver this Agreement, the Notes and the other Loan Documents and to perform its obligations thereunder; (iii) the execution and delivery by the Borrower of this Agreement, the Notes and the other Loan Documents, and the performance by the Borrower of its obligations thereunder, have been duly authorized by all necessary corporate action, and are not in conflict with any provision of law or of the Articles of Incorporation or Code of Regulations of the Borrower, nor in conflict with any agreement, order or decree binding upon the Borrower of which such counsel has knowledge; and (iv) this Agreement, the Notes and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect, or by legal or equitable principles relating to or limiting creditors’ rights generally, or other rules of law or equity limiting the availability of specific performance or injunctive relief.

(h) Amendment Fee. The Borrower shall have paid to the Bank an amendment fee in the amount of $10,000.00.

(i) Revolving/Bullet Loan Agreement. The Borrower shall have delivered the Revolving/Bullet Loan Agreement (as hereinafter defined) and all related documents and instruments to the Bank with all blanks appropriately completed and duly executed on behalf of the Borrower.

4. Loans.

(a) Loans. Subject to the terms and conditions of this Agreement, and subject to there being no Event of Default (or event which might, with the giving of notice or the passage of time, mature into an Event of Default) by the Borrower hereunder, the Bank agrees to make loans to the Borrower in an aggregate amount not to exceed the lesser of (i) Forty-Four Million Dollars ($44,000,000) (the “Total Commitment Amount”) or (ii) the amount necessary to construct and open the Restaurants (collectively, the “Loans”); provided, however, that at no

Exhibit 10(c) 1

time shall the ratio of (A) the sum of the outstanding principal balance of the Loans plus all other Senior Bank Debt (as defined in Exhibit D attached hereto) to (B) Borrower’s EBITDA (as defined in Exhibit D attached hereto) exceed 2.00 to 1.0. In the event that any of the upper limits described in the immediately preceding sentence shall at any time be exceeded, the Borrower shall immediately, without notice or demand, prepay the outstanding principal balance of the Loans such that the upper limits set forth in the immediately preceding sentence are not exceeded.

The Borrower shall provide the Bank notice of the Borrower’s desire to obtain Loan proceeds for the purpose of constructing and opening any particular Restaurant, which notice shall state the amount of the Loan requested and the location of the particular Restaurant. The term “Business Day” as used herein shall mean any day other than a Saturday, Sunday or holiday on which banks in Cincinnati, Ohio are required or authorized by law to close. The Loans shall be effectuated by the Bank crediting an account maintained by the Borrower at the Bank. No repayment or prepayment of the Loans shall be reason for any relending or additional lending of proceeds of the Loans to the Borrower, and no Loan proceeds shall be disbursed after August 31, 2006. The outstanding principal balance of each Loan which has not been converted into a Term Loan (as hereinafter defined) in accordance with the next paragraph hereof (such Loans which have not been so converted being collectively referred to herein as “Construction Loans”) shall mature and be payable in full on September 1, 2006 (the “Construction Loan Maturity Date”), unless the maturity thereof is accelerated as described herein. As of October 15, 2004, as a result of the prior draws by the Borrower under the Loans and conversions to Term Loans,                                                       Dollars ($                    ) remains available to be drawn by the Borrower under the Loans. The Construction Loans shall be evidenced by a Promissory Note in substantially the form of Exhibit F attached hereto, as the same may be amended and/or restated from time to time (the “Construction Note”).

Upon the substantial completion of construction of each Restaurant the construction or opening of which has been financed with Loan proceeds, the Borrower shall promptly notify the Bank in writing of the date thereof (each such date being referred to herein as a “Completion Date”). Within six (6) months after the Completion Date of each such Restaurant, the Borrower shall elect to convert the outstanding principal balance of all Loans obtained for the purpose of constructing or opening of such Restaurant to a term loan with a maturity date that is not greater than seven (7) years after the Conversion Date (each such Loan being referred to herein as a “Term Loan”), by providing ten (10) Business Days prior written notice to the Bank of (i) the date on which the Borrower desires such conversion to be effective (the “Conversion Date”), which date must be the first day of a calendar month and not later than the date which is six (6) months after the Completion Date, (ii) the maturity date elected by the Borrower for such Term Loan (each, a “Term Loan Maturity Date”; the Term Loan Maturity Dates and the Construction Loan Maturity Date are each sometimes referred to herein as a “Maturity Date”), which Maturity Date shall not be later than the date which is seven (7) years after the Conversion Date, and (iii) if the Borrower desires that such Term Loan bear interest at the Cost of Funds-Based Rate (as hereinafter defined), the irrevocable commitment by the Borrower to accept and be bound by its election of such Cost of Funds-Based Rate until the Maturity Date of such Term Loan.

Each Term Loan which bears interest at the Cost of Funds-Based Rate shall be evidenced by a Promissory Note in substantially the form of Exhibit G-1 attached hereto with all blanks appropriately completed and each Term Loan which does not bear interest at the Cost of Funds-Based

Exhibit 10(c) 1

Rate shall be evidenced by a Promissory Note in substantially the form of Exhibit G-2 attached hereto with all blanks appropriately completed (each, a “Term Note”; the Term Notes and the Construction Note are sometimes collectively referred to herein as the “Notes”).

(b) Interest. “Prime Rate” means the prime rate announced by the Bank from time to time, as and when such rate changes. Interest on each advance of the Construction Loans hereunder (prior to conversion to a Term Loan) shall accrue at one of the following per annum rates selected by the Borrower: (i) upon notice to the Bank, the then applicable Prime Margin (as hereinafter defined) plus the Prime Rate (a “Prime Rate Loan”); (ii) upon a minimum of two New York Banking Days prior notice, the then applicable LIBOR/Money Market Margin (as hereinafter defined) plus the 1, 2, or 3 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “LIBOR Rate Loan”); or (iii) upon notice to the Bank, the then applicable LIBOR/Money Market Margin plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, or 3 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation (a “Money Market Rate Loan”).

The term “New York Banking Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.

The term “Money Markets” refers to one or more wholesale funding markets available to and selected by the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps, or others.

In the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period.

The term “Loan Period” means the period commencing on the advance date of the applicable LIBOR Rate Loan or Money Market Rate Loan and ending on the numerically corresponding day 1, 2, or 3 months thereafter matching the interest rate term selected by the Borrower; provided, however, (y) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (z) if any Loan Period begins on the last New York Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period.

Exhibit 10(c) 1

No LIBOR Rate Loan or Money Market Rate Loan may extend beyond the Construction Loan Maturity Date in the case of the Construction Loans. In any event, if the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the Construction Loan Maturity Date in the case of the Construction Loans, such Construction Loans must be prepaid at the Construction Loan Maturity Date. The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Each LIBOR Rate Loan and each Money Market Rate Loan shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) and in increments of Five Hundred Thousand Dollars ($500,000) thereafter.

If a LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period, as defined above, for such loan, whether voluntarily or because prepayment is required due to such loan’s maturing or accelerating upon default or otherwise, the Borrower agrees to pay all of the Bank’s costs, expenses, and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. The term “Interest Differential” shall mean that sum equal to the greater of zero or the financial loss incurred by the Bank resulting from prepayment, calculated as the difference between the amount of interest the Bank would have earned (from like investments in the Money Markets as of the first day of the LIBOR Rate Loan or Money Market Rate Loan) had prepayment not occurred and the interest the Bank will actually earn (from like investments in the Money Markets as of the date of prepayment) as a result of the redeployment of funds from the prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

Any portion of the Construction Loans which is not at that time a LIBOR Rate Loan or a Money Market Rate Loan shall be a Prime Rate Loan.

The “LIBOR/Money Market Margin” is currently one hundred fifty (150) basis points and shall be subject to adjustment on each March 1 for application to the period commencing on such date in accordance with the Borrower’s ratio of Senior Bank Debt to EBITDA for the period commencing on the first day of the Borrower’s then-current fiscal year and ending on the last day of the second quarter of such fiscal year and on each September 1 for application to the period commencing on such date in accordance with the Borrower’s ratio of Senior Bank Debt to EBITA for the period commencing on the first day of the Borrower’s immediately preceding fiscal year and ending on the last day of such fiscal year, as follows: if the Borrower’s ratio of Senior Bank Debt to EBITDA is 1.50 to 1.0 or greater, the LIBOR/Money Market Margin shall be one hundred fifty (150) basis points; if the Borrower’s ratio of Senior Bank Debt to EBITDA is less than 1.50 to 1.0 but equal to or greater than 1.00 to 1.0, the LIBOR/Money Market Margin shall be one hundred twenty-five (125) basis points; and if the Borrower’s ratio of Senior Bank Debt to EBITDA is less than 1.00 to 1.0, the LIBOR/Money Market Margin shall be one hundred five (105) basis points. Such adjustments shall be based upon the Borrower’s ratio of Senior Bank Debt to EBITDA as determined from the financial statements delivered to the Bank pursuant to Section 2(c)(i) or (ii) hereof, as applicable. The foregoing provisions are not intended to, and shall not be construed to, authorize any violation by the Borrower of any Financial Covenant or constitute a waiver thereof or any commitment by the Bank to waive any violation by the Borrower of any Financial Covenant.

Exhibit 10(c) 1

The “Prime Margin” is currently negative fifty (-50) basis points and shall be subject to adjustment on each March 1 for application to the period commencing on such date in accordance with the Borrower’s ratio of Senior Bank Debt to EBITDA for the period commencing on the first day of the Borrower’s then-current fiscal year and ending on the last day of the second quarter of such fiscal year and on each September 1 for application to the period commencing on such date in accordance with the Borrower’s ratio of Senior Bank Debt to EBITDA for the period commencing on the first day of the Borrower’s immediately preceding fiscal year and ending on the last day of such fiscal year, as follows: if the Borrower’s ratio of Senior Bank Debt to EBITDA is 1.50 to 1.0 or greater, the Prime Margin shall be negative fifty (-50) basis points; if the Borrower’s ratio of Senior Bank Debt to EBITDA is less than 1.50 to 1.0 but equal to or greater than 1.00 to 1.0, the Prime Margin shall be negative seventy-five (-75) basis points; and if the Borrower’s ratio of Senior Bank Debt to EBITDA is less than 1.00 to 1.0, the Prime Margin shall be negative one hundred (-100) basis points. Such adjustments shall be based upon the Borrower’s ratio of Senior Bank Debt to EBITDA as determined from the financial statements delivered to the Bank pursuant to Section 2(c)(i) or (ii) hereof, as applicable. The foregoing provisions are not intended to, and shall not be construed to, authorize any violation by the Borrower of any Financial Covenant or constitute a waiver thereof or any commitment by the Bank to waive any violation by the Borrower of any Financial Covenant.

Upon conversion of a Construction Loan to a Term Loan, the Borrower shall choose that interest on such Term Loan shall accrue after such Term Loan’s Conversion Date as provided under either Option A or Option B that follows (with Option B only being available as a choice to the Borrower so long as no Event of Default or event which, with the passage of time or the giving of notice, might mature into an Event of Default, shall have occurred and be continuing): (A) under Option A (which shall be known as a “Variable Rate Term Loan”), for which Borrower shall execute a Promissory Note in substantially the form of Exhibit G-2 attached hereto, interest on such Variable Rate Term Loan shall accrue after such Variable Rate Term Loan’s Conversion Date at any of the following per annum rates selected by the Borrower: (x) upon notice to the Bank, as a Prime Rate Loan at the then applicable Prime Margin plus the Prime Rate; (y) upon a minimum of two New York Banking Days prior notice, as a LIBOR Rate Loan at the then applicable LIBOR/Money Market Margin plus the 1, 2, or 3 month LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto (which shall be the LIBOR rate in effect two New York Banking Days prior to commencement of the advance), adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; or (z) upon notice to the Bank, as a Money Market Rate Loan at the then applicable LIBOR/Money Market Margin plus the rate, determined solely by the Bank, at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a 1, 2, or 3 month period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; or (B) under Option B (which shall be known as a “Cost of Funds Rate Term Loan”), for which Borrower shall execute a Promissory Note in substantially the form of Exhibit G-1 attached hereto, interest on such Cost of Funds Rate Term Loan shall accrue after such Cost of Funds Rate Term Loan’s Conversion Date at a fixed rate per annum equal to one hundred fifty (150) basis points plus the Bank’s Cost of Funds as of the Conversion Date (the “Cost of Funds-Based Rate”).

With respect to any Variable Rate Term Loan, in the event the Borrower does not timely select another interest rate option at least two New York Banking Days before the end of the Loan Period for a LIBOR Rate Loan or Money Market Rate Loan, the Bank may at any time

Exhibit 10(c) 1

after the end of the Loan Period convert the LIBOR Rate Loan or Money Market Rate Loan to a Prime Rate Loan, but until such conversion, the funds advanced under the LIBOR Rate Loan or Money Market Rate Loan shall continue to accrue interest at the same rate as the interest rate in effect for such LIBOR Rate Loan or Money Market Rate Loan prior to the end of the Loan Period. No Variable Rate Term Loan that is a LIBOR Rate Loan or Money Market Rate Loan may extend beyond the Term Loan Maturity Date for such Variable Rate Term Loan. In any event, if the Loan Period for a Variable Rate Term Loan that is a LIBOR Rate Loan or Money Market Rate Loan should happen to extend beyond the Term Loan Maturity Date for such Variable Rate Term Loan, such Variable Rate Term Loan must be prepaid at its Term Loan Maturity Date. The Bank’s internal records of applicable interest rates shall be determinative in the absence of manifest error. Each Variable Rate Term Loan that is LIBOR Rate Loan or a Money Market Rate Loan shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) and in increments of Five Hundred Thousand Dollars ($500,000) thereafter. If a Variable Rate Term Loan that is a LIBOR Rate Loan or a Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to such loan’s maturing or accelerating upon default or otherwise, the Borrower agrees to pay all of the Bank’s costs, expenses, and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a Variable Rate Term Loan that is a LIBOR Rate Loan or a Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan. Any portion of a Variable Rate Term Loan which is not at that time a LIBOR Rate Loan or a Money Market Rate Loan shall be a Prime Rate Loan.

With respect to any Cost of Funds Rate Term Loan, the term “Cost of Funds” means the rate at which the Bank would be able to borrow funds of comparable amounts in the Money Markets for a period equal to the remaining term of such Cost of Funds Rate Term Loan, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, with such rate rounded upward to the nearest one-eighth percent, and the term “Money Markets” refers to one or more wholesale funding markets available to and selected by the Bank, including negotiable certificates of deposit, commercial paper, eurodollar deposits, bank notes, federal funds, interest rate swaps or others.

Interest on the Loans shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

At the option of the Bank, (a) prior to acceleration of the Loans, in the event that any interest on or principal of any Loan remains unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default hereunder or upon the acceleration of the Loans, interest (computed and adjusted in the same manner, and with the same effect, as interest on the Loans prior to maturity) on the outstanding balance of the Loans shall be payable on demand at the Prime Rate plus an additional three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than Fifty Dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

Exhibit 10(c) 1

(c) Payments. Interest on any portion of the Loans bearing interest based on the Prime Rate shall be payable monthly, in arrears, on the last day of each calendar month, and when such Loan is due (whether by reason of acceleration or otherwise). Interest on any portion of the Loans that is a LIBOR Rate Loan or a Money Market Rate Loan shall be payable, in arrears, on the last day of the Loan Period applicable thereto, and when such Loan is due (whether by reason of acceleration or otherwise). In addition, the Borrower shall pay all accrued but unpaid interest on each Construction Loan on the Conversion Date of such Construction Loan to a Term Loan.

The principal of each Construction Loan which has not been converted into a Term Loan shall be due and payable in full on the Construction Loan Maturity Date.

The principal of each Variable Rate Term Loan shall be payable in equal monthly installments in amounts sufficient to amortize the principal amount of such Variable Rate Term Loan over the period commencing on the Conversion Date for such Variable Rate Term Loan and ending on its Term Loan Maturity Date, with such payments commencing on the first day of the calendar month after the calendar month which includes the Conversion Date and continuing on the first day of each calendar month thereafter through and including the applicable Term Loan Maturity Date, at which time the outstanding principal balance of such Variable Rate Term Loan shall be due and payable in full.

With respect to each Cost of Funds Rate Term Loan, on the first day of the calendar month after the calendar month which includes the Conversion Date for such Cost of Funds Rate Term Loan and on the first day of each calendar month thereafter through and including the Term Loan Maturity Date thereof, the Borrower shall make equal payments of principal and interest in amounts sufficient to amortize the principal balance of such Cost of Funds Rate Term Loan as of the Conversion Date over the period commencing on the Conversion Date and extending until the Term Loan Maturity Date, with each such payment being applied first to accrued interest and then to principal. The outstanding principal balance of and all interest on each Cost of Funds Rate Term Loan shall be due and payable in full on its Term Loan Maturity Date.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at such place as may be designated by the Bank to the Borrower in writing. The Bank is authorized by the Borrower to enter from time to time the balance of the Loans and all payments and prepayments thereon on the reverse of the Notes or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount of the Loans set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid thereon.

(d) Changes in Laws and Circumstances; Illegality.

(i) In the event of (A) any change in the reserve requirements and/or the assessment rates of the FDIC which are applicable to the Bank in making the Loans or any portion thereof as a LIBOR Rate Loan, Money Market Rate Loan, or Cost of Funds Rate Term Loan or (B) any change in circumstances affecting the interbank market, and the result of any such event described in clause (A) or (B) above is to increase the costs to the Bank of making the Loans, the Borrower shall promptly pay the Bank any additional amounts, upon demand

Exhibit 10(c) 1

accompanied by a reasonably detailed statement as to such additional amounts (which statement shall be conclusive in the absence of manifest error), which will reasonably compensate the Bank for such costs.

(ii) If by reason of circumstances affecting the interbank market adequate and reasonable means do not exist in the reasonable judgment of the Bank for ascertaining the rate of interest for a LIBOR Rate Loan, Money Market Rate Loan, or Cost of Funds Rate Term Loan at any time, the Bank shall forthwith give notice thereof to the Borrower. Unless and until such notice has been withdrawn by the Bank, the Borrower may not thereafter elect to have any portion of the Loans bear interest at a LIBOR based rate, Money Market based rate, or Cost of Funds-Based Rate, as applicable.

(iii) If any law, rule, regulation, treaty, guideline, order or directive or any change therein or in the interpretation or application thereof shall make it unlawful for the Loans to bear interest at a LIBOR based rate, Money Market based rate, or Cost of Funds-Based Rate, the Bank shall notify the Borrower thereof and no portion of the Loans may thereafter bear interest at a LIBOR based rate, Money Market based rate, or Cost of Funds-Based Rate, as applicable. If required by law, any portion of the Loans then bearing interest at a LIBOR based rate, Money Market based rate, or Cost of Funds-Based Rate, as applicable, shall cease to bear interest at the LIBOR based rate, Money Market based rate, or Cost of Funds-Based Rate, as applicable, and shall bear interest based on the Prime Rate.

(e) Prepayments. The Borrower may, at its option, from time to time repay or prepay part or all of the outstanding principal balance of the Loans bearing interest based on the Prime Rate without premium.

If any LIBOR Rate Loan or Money Market Rate Loan is prepaid prior to the end of the Loan Period for such loan, whether voluntarily or because prepayment is required due to such loan’s maturing or accelerating upon default or otherwise, the Borrower agrees to pay all of the Bank’s costs, expenses, and Interest Differential (as determined by the Bank) incurred as a result of such prepayment. Because of the short-term nature of this facility, the Borrower agrees that the Interest Differential shall not be discounted to its present value. Any prepayment of a LIBOR Rate Loan or a Money Market Rate Loan shall be in an amount equal to the remaining entire principal balance of such loan.

There shall be no prepayments of any Cost of Funds Rate Term Loan, provided that the Bank may consider requests for its consent with respect to prepayment of any Cost of Funds Rate Term Loan, without incurring an obligation to do so, and the Borrower acknowledges that in the event that such consent is granted, the Borrower shall be required to pay the Bank, upon prepayment of all or part of the principal amount of a Cost of Funds Rate Term Loan before final maturity, a prepayment indemnity (“Prepayment Fee”) equal to the greater of zero, or that amount, calculated on any date of prepayment (“Prepayment Date”), which is derived by subtracting: (a) the principal amount of such Cost of Funds Rate Term Loan or portion of such Cost of Funds Rate Term Loan to be prepaid from (b) the Net Present Value of such Cost of Funds Rate Term Loan or portion of such Cost of Funds Rate Term Loan to be prepaid on such Prepayment Date; provided, however, that the Prepayment Fee shall not in any event exceed the maximum prepayment fee permitted by applicable law.

Exhibit 10(c) 1

“Net Present Value” shall mean the amount which is derived by summing the present values of each prospective payment of principal and interest which, without such full or partial prepayment, could otherwise have been received by the Bank over the remaining contractual life of such Cost of Funds Rate Term Loan. The individual discount rate used to present value each prospective payment of interest and/or principal shall be the Money Market Rate at Prepayment for the maturity matching that of each specific payment of principal and/or interest.

“Money Market Rate At Prepayment” shall mean that zero-coupon rate, calculated on the Prepayment Date, and determined solely by the Bank, as the rate at which the Bank would be able to borrow funds in Money Markets for the prepayment amount matching the maturity of a specific prospective Cost of Funds Rate Term Loan payment date, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. A separate Money Market Rate at Prepayment will be calculated for each prospective interest and/or principal payment date.

In calculating the amount of such Prepayment Fee, the Bank is hereby authorized by the Borrower to make such assumptions regarding the source of funding, redeployment of funds, and other related matters, as the Bank may deem appropriate. If the Borrower fails to pay any Prepayment Fee when due, the amount of such Prepayment Fee shall thereafter bear interest until paid at the default rate specified in this Agreement (computed on the basis of a 360-day year, actual days elapsed). Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon; and said prepayment shall be applied to the principal installments in the inverse order of their maturities. All prepayments shall be in an amount of at least $100,000 or, if less, the remaining entire principal balance of the applicable Cost of Funds Rate Term Loan.

No partial prepayment of any of the Loans shall change any due date or the amount of any regularly-scheduled installment of principal thereof.

(f) Unused Credit Fee. The Borrower shall pay the Bank an unused credit fee in an amount equal to one quarter of one percent (.25%) per annum times the daily average of the unused Total Commitment Amount (the “Unused Credit Fee”), which fee shall be payable quarterly, in arrears, having commenced on the first day of December, 1998, and on the first day of each March, June, September and December thereafter, and when the Loans are due (whether by reason of acceleration or otherwise). The Unused Credit Fee shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

5. Events of Default. If any of the following events (each, an “Event of Default”) shall occur, then the Bank may, without further notice or demand, accelerate the Loans and declare them to be, and thereupon the Loans shall become, immediately due and payable (except that the Loans shall become automatically due and payable upon the occurrence of an event described in Sections 5(j), (k) and (l) below), and, to the extent that the Loan proceeds have not yet been used or fully drawn on by the Borrower, terminate the Bank’s obligation to disburse the balance of same; and the Bank shall have all rights provided herein or in any of the other Loan Documents or otherwise provided by law to realize on any collateral or security for the Loans:

(a) The Borrower does not pay the Bank any interest on the Loans within ten (10) days after the date due, whether by reason of acceleration or otherwise, or does not pay or repay to the Bank any principal of the Loans or any other obligation hereunder when due, whether by reason of acceleration or otherwise; or

Exhibit 10(c) 1

(b) The Borrower defaults in the performance or observance of any agreement contained in Section 2(c), 2(d), 2(e), 2(f), 2(g), 2(h), 2(i) or 2(o) hereof and such default has not been cured by the Borrower within ten (10) days after the occurrence thereof, or the Borrower defaults in the performance or observance of any other agreement contained in Section 2 hereof; or

(c) There shall have occurred any other violation or breach of any covenant, agreement or condition contained herein or in any other Loan Document which has not been cured by the Borrower within thirty (30) days after the earlier to occur of the date the Borrower has knowledge thereof and the date the Bank gives the Borrower notice thereof; or

(d) The Borrower does not pay when due or prior to the expiration of the applicable cure period, if any, any principal or interest on any other Indebtedness in excess of One Hundred Thousand Dollars ($100,000), or the Borrower defaults in the performance or observance of any other term or condition contained in any agreement or instrument under which such Indebtedness is created, and the holder of such other Indebtedness declares, or may declare, such Indebtedness due prior to its stated maturity because of the Borrower’s default thereunder; or

(e) There shall have occurred any violation or breach of any covenant, agreement or condition contained in any other agreement between the Borrower and the Bank which has not been cured by the Borrower prior to the expiration of the applicable cure period, if any, including without limitation, the Second Amended and Restated Loan Agreement [Revolving and Bullet Loans] between the Borrower and the Bank dated as of October 15, 2004, as amended from time to time (the “Revolving/Bullet Loan Agreement”); or

(f) The Borrower does not perform its obligations under any agreement material to its business, and the other party to such agreement declares, or may declare, such agreement in default; or

(g) Any representation or warranty made herein or in any other Loan Document or writing furnished in connection with this Agreement shall be false or misleading in any material respect when made; or

(h) The Borrower is generally not paying its debts as they become due; or

(i) With respect to the plans referred to in Section 1(h) above, or any other similar plan, a “reportable event” or “prohibited transaction” pursuant to ERISA has occurred which results in the imposition of material taxes or penalties against the Borrower or the termination of such plans (or trusts related thereto), or the Borrower incurs any material liability to the PBGC in connection with such plans; or

(j) The Borrower makes an assignment of a material part of its assets for the benefit of creditors; or

Exhibit 10(c) 1

(k) The Borrower applies for the appointment of a trustee or receiver for a material part of its assets or commences any proceedings relating to the Borrower under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced, against the Borrower, and the Borrower indicates its approval, consent or acquiescence thereto; or an order is entered appointing such trustee or receiver, or adjudicating the Borrower bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for sixty (60) days; or

(l) Any order is entered in any proceedings against the Borrower decreeing the dissolution of the Borrower; or

(m) Any material part of the Borrower’s operations shall cease, other than temporary or seasonal cessations which are experienced by other companies in the same line of business and which would not have a material adverse effect on the Borrower’s operations or financial condition or its ability to perform its obligations hereunder; or

(n) Any final non-appealable judgment which, together with other outstanding judgments against the Borrower, causes the aggregate of such judgments in excess of confirmed insurance coverage satisfactory to the Bank to exceed Seven Hundred Fifty Thousand Dollars ($750,000), shall be rendered against the Borrower; or

(o) Jack C. Maier, Blanche F. Maier and Craig F. Maier and members of their families shall fail to beneficially own, in the aggregate, at least thirty percent (30%) of the outstanding common stock of the Borrower, with full voting rights; or

(p) Any event of default occurs under any other agreement to which the Borrower and the Bank are parties or under any document or instrument running to the benefit of the Bank from the Borrower.

The above recitation of Events of Default shall be interpreted in all respects in favor of the Bank. To the extent any cure-of-default period is provided above, the Bank may nevertheless, at its option pending completion of such cure, suspend its obligation to consider further disbursement of the Loans hereunder.

6. General.

(a) Reasonable Actions. The Bank agrees that in taking any action which it is permitted or empowered to take under this Agreement, it will act reasonably under what it believes are the facts and circumstances existing at such time.

(b) Delay. No delay, omission or forbearance on the part of the Bank in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial delay, omission or forbearance in the exercise of any other power or right. The rights and/or remedies of the Bank herein provided are cumulative, shall be interpreted in all respects in favor of the Bank and are not exclusive of any other rights and/or remedies provided by law.

Exhibit 10(c) 1

(c) Notice. Except as otherwise expressly provided in this Agreement, any notice hereunder shall be in writing and shall be deemed to be given when personally delivered or when sent by certified mail, postage prepaid, and addressed to the parties at their addresses set forth below:

	Bank:		U.S. Bank National Association
425 Walnut Street
Cincinnati, Ohio 45202
		Attention:	Kendra Bach
Vice President

	With a copy to:		Jeffrey S. Schloemer, Esq.
Taft, Stettinius & Hollister LLP
425 Walnut Street, Suite 1800
Cincinnati, Ohio 45202

	Borrower:		Frisch’s Restaurants, Inc.
2800 Gilbert Avenue
Cincinnati, Ohio 45206
		Attention:	Mr. Donald H. Walker
Vice President-Finance

	With copies to:		Craig F. Maier, President
Frisch’s Restaurants, Inc.
2800 Gilbert Avenue
Cincinnati, Ohio 45206

and

W. Gary King, Esq.
Frisch’s Restaurants, Inc.
2800 Gilbert Avenue
Cincinnati, Ohio 45206

The Borrower or the Bank may, by written notice to the other as provided herein, designate another address for purposes hereunder.

(d) Expenses; Indemnity. The Borrower agrees to pay all reasonable out-of-pocket expenses of the Bank and its employees (including attorney’s fees and legal expenses, but excluding the salaries of the Bank’s own employees) incurred by the Bank in entering into and closing this Agreement and preparing the documentation in connection herewith, administering the obligations of the Borrower hereunder or under any of the other Loan Documents, and enforcing the obligations of the Borrower hereunder or under any of the other Loan Documents, and the Borrower agrees to pay the Bank upon demand for the same. The Borrower agrees to defend, indemnify and hold the Bank harmless from any liability, obligation, cost, damage or expense (including reasonable attorney’s fees and legal expenses) for taxes (other than income taxes), fees or third party claims which may arise or be related to the execution, delivery or performance of this Agreement or any of the other Loan Documents, except in the case of

Exhibit 10(c) 1

negligence or willful misconduct on the part of the Bank. The Borrower further agrees to indemnify and hold harmless the Bank from any loss or expense which the Bank may sustain or incur as a consequence of default by the Borrower in payment of any principal of or interest on the Loans, including, without limitation, any such loss or expense arising from interest or fees payable by the Bank to lenders of funds obtained by it in order to maintain interest rates on any of the Loans constituting a LIBOR Rate Loan, a Money Market Rate Loan, or a Cost of Funds Rate Term Loan.

(e) Survival. All covenants and agreements of the Borrower made herein or otherwise in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall remain in effect so long as any obligations of the Borrower are outstanding hereunder or under any of the other Loan Documents.

(f) Severability. Any provision of this Agreement or any of the other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition of enforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

(g) Law. IMPORTANT: The Loans shall be deemed made in Ohio and this Agreement and all other Loan Documents, and all of the rights and obligations of the Borrower and the Bank hereunder and thereunder, shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to the Loans and/or this Agreement and/or any of the other Loan Documents shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (i) served personally or by certified mail to the other party at any of its addresses noted herein, or (ii) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of the Loans negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

(h) Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower shall not assign its rights or delegate its duties hereunder without the prior written consent of the Bank.

(i) Amendment and Restatement. This Agreement amends and restates the Prior Loan Agreement and amounts outstanding under the Prior Loan Agreement shall not be deemed cancelled or satisfied, but shall be evidenced by this Agreement instead of by the Prior Loan Agreement.

Exhibit 10(c) 1

(j) Amendment. Except as otherwise expressly provided herein, this Agreement may not be modified or amended except in writing signed by authorized officers of the Bank and the Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly effective as of the date first set forth above.

U.S. BANK NATIONAL ASSOCIATION		FRISCH’S RESTAURANTS, INC.

By:	/s/ Kendra Bach	By:	/s/ Donald H. Walker
	Kendra Bach		Donald H. Walker
	Vice President		Vice President-Finance

Exhibit 10(c) 1

LIST OF EXHIBITS

A - Financial Information and Reports

B - Actions

C - Permitted Liens

D - Financial Covenants

E - Permitted Indebtedness

F - Construction Note

G-1 - Form of Term Note (Cost of Funds Rate Term Loan)

G-2 - Form of Term Note (Variable Rate Term Loan)

Exhibit 10(c) 1

EXHIBIT A

FINANCIAL INFORMATION AND REPORTS

1.	Annual Report for the year ended May 30, 2004.

2.	Projections for the Borrower for the year ending June 1, 2005.

A-1

Exhibit 10(c) 1

EXHIBIT B

ACTIONS

1.	Fortney & Weygandt and LMH&T - #263 G.C Canton – Faulty Design, Engineering and Construction Claims. In July, 2003, the lawsuit against the architect and engineer was settled for $1,700,000.00. The arbitration of the dispute with the contractor remains open. We are seeking the balance of our claim and the contractor claims that it is owed $293,638.00.

2.	BVI Double Drive Thru, Inc. – vs Glincher Properties and Frisch’s Restaurants, Inc. #202 Clarksville, IN Big Boy. Rally’s filed suit against the shopping center owner and Frisch’s, claiming that the placement of our building violates their access easement rights. They are asking for damages in an undetermined amount and attorneys fees. Frost Brown Todd, who represented us in the acquisition of the property, is handling our defense. Discovery has commenced.

3.	Christina Barrett, et al vs. Frisch’s, et al - #124 Florence – Sexual Harassment Claims. On October 30, 2003, Christina Barrett and two other female employees filed suit against Frisch’s and another employee alleging sexual harassment. The case has been dismissed and the claim is being arbitrated.

4.	Sherri Pennington, et al vs. Frisch’s, et al - #262 G.C. Mason-Montgomery – Wage and Hour Claim. On December 16, 2003, a collective action by current and former employees alleging violations of the Fair Labor Standards Act was filed in U.S. District Court. A motion has been filed to dismiss and compel arbitration.

5.	Tammy Carlton vs. Frisch’s Restaurants, Inc., et al. #259 Golden Corral, Preston – Sexual Harassment Claim. The Plaintiff claims sexual harassment by her supervisor. She agreed to arbitration, which commenced in January, 2004. However, in March, 2004, she filed a complaint in the Jefferson County Circuit Court. We have filed a motion to dismiss or stay the lawsuit pending arbitration.

6.	Jess Hollon vs. Frisch’s Restaurants, Inc., et al. – Area Supervisor – Sexual Harassment and Hostile Work Environment Claim. On March 30, 2004, the Plaintiff filed suit in Montgomery County Common Pleas Court, alleging, among other things, that he was subjected to reprisal after reporting sexual harassment, disparate treatment and a hostile work environment. A motion has been filed to dismiss and compel arbitration.

7.	Lefler, et. al. vs. Frisch’s Restaurants, Inc. This case involves claims of sexual harassment, retaliation, intentional infliction of emotional distress and a violation of the Ohio Safe Workplace Act. An arbitrator has been selected.

8.	Hamm vs. Frisch’s Restaurants, Inc. This is an arbitration involving age and/or workers compensation retaliation. Discovery has commenced.

B-1

Exhibit 10(c) 1

9.	Court proceedings covered by general liability insurance: Lillie Guilfoyle, Betty Hayes, Andrea Kender, Barbara Melzer and Laura Shoulders.

10.	Workers Compensation proceedings:

a.	before a court: Tina Ferrell, Bonita Fraley and Bruce Schatzman

b.	before Industrial Commission: Latasha Cobb, Delores Foley, Ashley Stephens and Rita Stewart

B-2

Exhibit 10(c) 1

EXHIBIT C

PERMITTED LIENS

NONE

C-1

Exhibit 10(c) 1

EXHIBIT D

FINANCIAL COVENANTS

The Borrower agrees that it shall:

(a) Tangible Net Worth. Not permit the Borrower’s tangible net worth, on a consolidated basis, to be less than the following amounts (each, a “Base Tangible Net Worth”) at any time during the following time periods (each, a “TNW Year”):

TNW Year	Base Tangible Net Worth
the period commencing with June 3, 2003 and continuing through the next to last day of the fiscal year ending May 30, 2004 (“FY 04”)	$63,000,000

any period commencing with the last day of a fiscal year, beginning with the period commencing on the last day of FY 04, through the next to last day of the next fiscal year	the Base Tangible Net Worth for the immediately preceding TNW Year plus $5,000,000

“Tangible net worth” for purposes hereof shall mean the total of book net worth less any assets, except capitalized leases, considered intangible under generally accepted accounting principles.

(b) Ratio of Senior Bank Debt to EBITDA. Not permit the ratio of the Borrower’s Senior Bank Debt to EBITDA to exceed 2.00 to 1.0 at any time.

“Senior Bank Debt” for purposes hereof shall mean the sum of all obligations of the Borrower to the Bank, including without limitation all obligations of the Borrower to the Bank incurred in connection with this Agreement and the Revolving/Bullet Loan Agreement, and all obligations of the Borrower to the Bank incurred in connection with any existing or future lease transactions capitalized or required to be capitalized on the Borrower’s books.

“EBITDA” for purposes hereof shall mean the Borrower’s consolidated gross (before interest, taxes, depreciation and amortization) earnings, less cash and non-cash extraordinary gains and non-cash extraordinary losses, calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practices on a rolling four (4) quarter basis.

(c) Cash Flow Coverage Ratio. Not permit the ratio of (i) the Borrower’s EBITDA plus operating lease payments minus Ten Million Dollars ($10,000,000) minus cash dividends to the Borrower’s shareholders, to (ii) the sum of the Borrower’s scheduled principal payments on long-term debt and capital lease obligations plus interest expense plus operating lease payments (in each case for the same period that the Borrower’s EBITDA is measured), calculated in accordance with generally accepted accounting principles consistently applied in accordance with past practices on a rolling four (4) quarter basis, to be less than 1.25 to 1.0 at any time.

D-1

Exhibit 10(c) 1

(d) Interest Coverage Ratio. Not permit the Borrower’s Interest Coverage Ratio to be less than 2.00 to 1.0 at any time.

“Interest Coverage Ratio” for purposes hereof shall mean the Borrower’s ratio, on a consolidated basis, of (i) its earnings before total interest expense (as required to be reflected in audited financial statements prepared in accordance with generally accepted accounting principles) and current and deferred taxes, less cash and non-cash extraordinary gains and non-cash extraordinary losses, to (ii) its total interest expense (as required to be reflected in audited financial statements prepared in accordance with generally accepted accounting principles), calculated on a rolling four (4) quarter basis.

D-2

Exhibit 10(c) 1

EXHIBIT E

PERMITTED INDEBTEDNESS

Balance September 19, 2004
Indebtedness to US Bank NA
Bullet Loan	10,000,000
Revolving Loan (up to $5,000,000 may be borrowed)	0
Golden Corral Credit Facility ($52,500,000 had cumulatively been borrowed as of 9/19/2004)	36,933,921

$46,933,921

Contingent liability as assignor/guarantor of the following leases:

Location		Assignee	Remaining Lease Term
Blue Ash, OH (HS Blue Ash) (1 five year renewal available to 11/30/10)	$7,800 per year	Anz Food Service	11/30/2005

Covington, KY (Riverview Hotel) (renewal options aggregating 50 years)	$48,072 per year	Remington Hotel Corporation	4/30/2020

Lease liability for closed restaurants & other non-operating property (lease not presently assigned)

Location	Remaining Lease Term	Rent Per Month
None

Plus indebtedness secured by permitted liens as described on Exhibit C and indebtedness replacing the indebtedness secured by the permitted liens as described on Exhibit C, provided that no such replacement indebtedness shall exceed the amount being replaced as shown on Exhibit C.

E-1

Exhibit 10(c) 1

EXHIBIT F

SIXTH AMENDED AND RESTATED PROMISSORY NOTE

$44,000,000	Cincinnati, Ohio
October 15, 2004

FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (the “Bank”), or it successors or assigns, on or before September 1, 2006, the principal sum of Forty-Four Million Dollars ($44,000,000), or such portion thereof as may be outstanding from time to time, together with interest thereon as hereinafter provided.

This is the Construction Note referred to in, was executed and delivered pursuant to, and evidences indebtedness of the Borrower incurred under, that certain First Amended and Restated Loan Agreement [Golden Corral] dated as of October 15, 2004 between the Borrower and the Bank, as the same has been and/or may be amended, restated, supplemented, renewed, or otherwise modified and in effect from time to time (the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the Construction Loans evidenced hereby were made and are to be repaid and for a statement of the Bank’s remedies upon the occurrence of an Event of Default. Capitalized terms used herein, but not otherwise specifically defined, shall have the meanings ascribed to such terms in the Loan Agreement.

The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to the Construction Loans as determined in accordance with the Loan Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the outstanding principal balance of this Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Loan Agreement.

Interest on this Note shall be payable, at the times and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Loan Agreement.

The indebtedness evidenced by this Note is secured pursuant to the terms of the Loan Documents.

F-1

Exhibit 10(c) 1

The Borrower hereby waives demand, presentment, and protest and notice of demand, presentment, protest, and nonpayment.

The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by the Bank in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

This Note amends and restates the Fifth Amended and Restated Promissory Note dated as of September 15, 2003 given by the Borrower to the Bank, and evidences all amounts outstanding as of the date hereof under said Fifth Amended and Restated Promissory Note.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

FRISCH’S RESTAURANTS, INC.

By:
Title:
Address:	2800 Gilbert Avenue
Cincinnati, Ohio 45206

F-2

Exhibit 10(c) 1

EXHIBIT G-1

COST OF FUNDS RATE TERM LOAN

PROMISSORY NOTE

$	Cincinnati, Ohio
1,

FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (the “Bank”), or it successors or assigns, on or before                      1,              (the “Maturity Date”), the principal sum of                                          Dollars ($                    ), together with interest thereon as hereinafter provided.

This Note is a “Term Note” as described in and evidences a “Cost of Funds Rate Term Loan” made under that certain First Amended and Restated Loan Agreement [Golden Corral] dated as of October 15, 2004 between the Borrower and the Bank, as the same has been and/or may be amended, restated, supplemented, renewed, or otherwise modified and in effect from time to time (the “Loan Agreement”), and is subject to the terms and conditions thereof, including, without limitation, the terms thereof providing for acceleration of maturity of such Cost of Funds Rate Term Loan. If any term or condition of this Note conflicts with the express terms or conditions of the Loan Agreement, the terms and conditions of the Loan Agreement shall control. Terms used herein shall have the same meanings as in the Loan Agreement.

The outstanding principal balance of this Note shall bear interest at a per annum rate equal to                      percent (        %). Interest on this Note shall be computed on the basis of a year consisting of three hundred sixty (360) days but applied to the actual number of days elapsed.

The Borrower shall make monthly payments of principal and interest on this Note in the amount of                                          Dollars ($                    ), with each such payment being applied first to accrued interest and then to principal, commencing on the first day of                     ,              and on the first day of each month thereafter through and including the Maturity Date, at which time the outstanding principal balance of and all interest on this Note shall be due and payable in full.

At the option of the Bank, (a) prior to acceleration of this Note, in the event that any interest on or principal of this Note remains unpaid past thirty (30) days of the date due, and/or (b) upon the occurrence of any other Event of Default under the Loan Agreement or upon the acceleration of this Note, interest (computed and adjusted in the same manner, and with the same effect, as interest on this Note prior to maturity) on the outstanding balance of this Note shall be payable on demand at the Prime Rate (as hereinafter defined) plus an additional three percent (3%) per annum up to any maximum rate permitted by law, in all cases until paid and whether before or after the entry of any judgment thereon. The “Prime Rate” is that rate

G-1-1

Exhibit 10(c) 1

announced by the Bank from time to time as its prime rate, which rate is determined solely by the Bank pursuant to market factors and its own operating needs and is not necessarily the Bank’s best or most favorable rate for commercial or other loans. In addition, in the event that the Borrower should fail to make any payment hereunder within ten (10) days of the date due, the Borrower shall pay the Bank a fee in an amount of up to five percent (5%) of the amount of such payment, but in no event less than Fifty Dollars ($50.00), which fee shall be immediately due and payable without notice or demand.

All payments of principal and interest hereunder shall be made in immediately available funds to the Bank at 425 Walnut Street, Location 9150, Cincinnati, Ohio 45202, or at such other place as may be designated by the Bank to the Borrower in writing. The Bank is authorized by the Borrower to enter from time to time the balance of this Note and all payments and prepayments thereon on the reverse of this Note or in the Bank’s regularly maintained data processing records, and the aggregate unpaid amount set forth thereon or therein shall be presumptive evidence of the amount owing to the Bank and unpaid on this Note.

This Note may not be prepaid in whole or in part except upon (i) written notice to the Bank not less than thirty (30) days prior to the date of prepayment (which notice shall specify the date and amount of prepayment), (ii) the Bank granting its consent to such prepayment, which consent the Bank may grant or withhold in its sole discretion, (iii) payment to the Bank of a “Prepayment Fee” and other amounts as specified in and calculated in accordance with the terms of the Loan Agreement, and (iv) compliance with the other terms and conditions of the Loan Agreement.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

G-1-2

Exhibit 10(c) 1

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

FRISCH’S RESTAURANTS, INC.

By:
Title:
Address:	2800 Gilbert Avenue
Cincinnati, Ohio 45206

G-1-3

Exhibit 10(c) 1

EXHIBIT G-2

VARIABLE RATE TERM LOAN

PROMISSORY NOTE

$	Cincinnati, Ohio
1,

FRISCH’S RESTAURANTS, INC., an Ohio corporation (the “Borrower”), for value received, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association formerly known as Firstar Bank, N.A. and Star Bank, National Association (the “Bank”), or it successors or assigns, on or before                      1,              (the “Maturity Date”), the principal sum of                                          Dollars ($                    ), together with interest thereon as hereinafter provided.

This is a Term Note referred to in, was executed and delivered pursuant to, and evidences a Variable Rate Term Loan made under, that certain First Amended and Restated Loan Agreement [Golden Corral] dated as of October 15, 2004 between the Borrower and the Bank, as the same has been and/or may be amended, restated, supplemented, renewed, or otherwise modified and in effect from time to time (the “Loan Agreement”), to which reference is hereby made for a statement of the terms and conditions under which the Variable Rate Term Loan evidenced hereby was made and is to be repaid and for a statement of the Bank’s remedies upon the occurrence of an Event of Default. Capitalized terms used herein, but not otherwise specifically defined, shall have the meanings ascribed to such terms in the Loan Agreement.

The Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full at the rate or rates from time to time applicable to a Variable Rate Term Loan as determined in accordance with the Loan Agreement; provided, however, that upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest on the outstanding principal balance of this Note at the rate of interest applicable following the occurrence of an Event of Default as determined in accordance with the Loan Agreement.

Interest on this Note shall be payable, at the times and from the dates specified in the Loan Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Loan Agreement for a Variable Rate Term Loan. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Bank has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Loan Agreement.

G-2-1

Exhibit 10(c) 1

The principal of this Note shall be payable in                      (            ) installments of                                          Dollars ($                    ) each, commencing on the first day of                     ,              and on the first day of each month thereafter through and including the Maturity Date, at which time the outstanding principal balance of this Note shall be due and payable in full.

The indebtedness evidenced by this Note is secured pursuant to the terms of the Loan Documents.

The Borrower hereby waives demand, presentment, and protest and notice of demand, presentment, protest, and nonpayment.

The Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys’ fees and legal expenses, incurred by the Bank in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

IMPORTANT: This Note shall be deemed made in Ohio and shall in all respects be governed by and construed in accordance with the laws of the State of Ohio, including all matters of construction, validity and performance. Without limitation on the ability of the Bank to initiate and prosecute any action or proceeding in any applicable jurisdiction related to loan repayment, the Borrower and the Bank agree that any action or proceeding commenced by or on behalf of the parties arising out of or relating to this Note shall be commenced and maintained exclusively in the District Court of the United States for the Southern District of Ohio, or any other court of applicable jurisdiction located in Cincinnati, Ohio. The Borrower and the Bank also agree that a summons and complaint commencing an action or proceeding in any such Ohio courts by or on behalf of such parties shall be properly served and shall confer personal jurisdiction on a party to which said party consents, if (a) served personally or by certified mail to the other party at any of its addresses noted herein, or (b) as otherwise provided under the laws of the State of Ohio. The interest rates and all other terms of this Note negotiated with the Borrower are, in part, related to the aforesaid provisions on jurisdiction, which the Bank deems a vital part of this loan arrangement.

Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived.

FRISCH’S RESTAURANTS, INC.

By:
Title:
Address:	2800 Gilbert Avenue
Cincinnati, Ohio 45206

G-2-2